Registration No. 33-______

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                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  0549
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                               FORM S-3
                         REGISTRATION STATEMENT
                                  Under
                         THE SECURITIES ACT OF 1933
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                           WESTERN RESOURCES, INC.
           (Exact name of registrant as specified in its charter)
           Kansas                                      48-0290150
State or other jurisdiction                     (I.R.S. Employer
incorporation or organization)                Identification No.)

                            818 Kansas Avenue
                          Topeka, Kansas  66612
                             (913) 575-6300
       (Address, including zip code, and telephone number, including area code, of principal executive offices)
                        --------------------
    Steven L. Kitchen                     John K. Rosenberg
    Executive Vice President and          Executive Vice
    Chief Financial Officer               President and General
    Western Resources, Inc.               Counsel
    Topeka, Kansas 66612                  Western Resources, Inc.
    (913) 575-6300                        Topeka, Kansas 66612
                                          (913) 575-6300

       (Names, address, including zip codes, and telephone
        numbers,including area codes, of agents for service)
         --------------------------------------------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment
plans, please check the following box.  Yes____   No____
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment
plans, check the following box.   Yes  X     No____
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.  Yes  X   No____
Registration No. 33-49505.
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and
                     COVER CONTINUED ON NEXT PAGE


<PAGE2>
list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
Yes  X   No____  Registration No. 33-49505.
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. Yes ____
  No___
                     CALCULATION OF REGISTRATION FEE*

Title of each                    Proposed   Proposed
class of secur-   Amount to be   maximum    maximum      Amount
ities to be       registered     offering   aggregate    regis-
registered                       price per  offering     tration
                                 share**    price**      fee

Common Stock      2,500,000      $30.25     $75,625,000  $26,078
($% par value)

     *Pursuant to Rule 429 under the Securities Act of 1933, 766,435 shares previously registered are being carried forward and included in the combined Prospectus included in this Registration Statement. A filing fee of $7,995 associated with such shares was previously paid.
   **Estimated solely for the purpose of calculating the registration fee and based on the average of the high and low prices reported on the consolidated reporting system of the New York Stock Exchange on August 31, 1995.

     Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined Prospectus and also relates to Registration Statement No. 33-49505. This Registration Statement also constitutes post-
effective amendment No. 1 to Registration No. 33-49505.   Such
post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8a of the Securities Act of 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
<PAGE3>
PROSPECTUS

                     WESTERN RESOURCES, INC.
         DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

     The Dividend Reinvestment and Stock Purchase Plan ("PLAN") of Western Resources, Inc. ("WESTERN RESOURCES" or "the COMPANY") provides individual investors with a variety of options, including (1) automatic reinvestment of dividends paid on shares of Western Resources Common Stock, $5.00 par value, ("Common Stock"), (2) a means of making optional cash purchases of Common Stock of up to $60,000 per annum, (3) a free custodial service for depositing Common Stock certificates with the Plan Custodian for safekeeping, and (4) the ability to sell shares of Common Stock through the Plan.

     This Plan replaces the Company's Dividend Reinvestment and
Stock Purchase Plan and current participants in that plan will automatically continue in the new Plan.

     The price of shares of Common Stock purchased under the Plan will be either (a) the average cost of all shares purchased for the applicable Investment Date, if purchased on the open market or by negotiated transaction, or (b) the average of the high and low sales prices of the shares of Common Stock for the applicable Investment Date, as reported on the New York Stock Exchange Consolidated Tape, if purchased from the Company. The closing price of the Common Stock on August 31, 1995, as shown on the New York Stock Exchange Consolidated Tape, was $30.25 per share.
This prospectus relates to 3,266,435 shares of Common Stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is ___________,  1995.
<PAGE4>
                     AVAILABLE INFORMATION

     Western Resources is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.
The Company's Common Stock is listed on the New York Stock Exchange. Reports, proxy material and other information concerning the Company may be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Written or telephone requests for such copies should be directed: Western Resources, c/o Shareholder Services, 818 Kansas Avenue, Topeka, Kansas 66612, telephone (913) 575-6394.
<PAGE5>
                       WESTERN RESOURCES, INC.
           DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

Summary of Features

Some of the features of the Plan which are described in this Prospectus are:

     *     Participants may acquire additional shares of Common
           Stock automatically by reinvesting all or a portion of their cash dividends in additional shares of Common
           Stock.

     *     Persons not presently owning shares of Common
           Stock may become participants by making an initial cash investment for the purchase of Common Stock of not less than the amount specified in the Enrollment
           Form and not more than $60,000 per year.

     *     Participants may acquire additional shares of Common
           Stock by making optional cash payments in amounts not less than $20 nor more than $60,000 per year.

     * Dividends are calculated on all full and fractional shares of Common Stock in the Plan.

     * Participants may deposit their Common Stock certificates, at no cost, with the Custodian for safekeeping.

     * Participants may direct the Company to transfer, at no cost, all or a portion of their shares of Common
           Stock in the Plan.

     *     Participants may sell shares held by the Plan.

     * Personal record keeping is simplified by the Company's issuance of statements indicating account activity.
           THESE STATEMENTS SHOULD BE RETAINED FOR TAX PURPOSES.



                      TERMS AND CONDITIONS

Plan Administration

     The Company, through its Shareholder Services Department, administers the Plan, keeps records, sends statements of account activity to participants, and performs clerical and ministerial duties related to the Plan. The Company, in its discretion, will select a Custodian for the Plan (which may be the Company) to hold participant funds pending investment, purchase, sell, and

<PAGE6>
hold all shares of Common Stock acquired under the Plan. If the Custodian is the Company, an independent agent(s) selected by the Company will hold Participant funds pending investment and have full discretion as to all matters relating to purchases and sales of shares. Subject to the objective of obtaining the best over-all cost of shares purchased and sold, the Custodian will have full discretion as to all matters relating to purchases and sales of shares.

     Each Plan Participant will have a separate account. Shares of Common Stock purchased for the account of each Participant will be registered in the name of the Custodian for Participants in the Plan.

     All inquiries and instructions concerning the Plan should be directed to:

          Western Resources
          Shareholder Services
          P.O. Box 750320
          Topeka, Kansas  66675-0320
          Telephone: (800) 527-2495
          FAX: (913) 575-1796

     You should include in all correspondence your shareholder account number, taxpayer identification number (social security number) and daytime telephone number where you may be contacted during normal working hours to facilitate a prompt response.

Plan Enrollment

     If you currently are a shareholder of record, you may enroll in the Plan at any time by completing and returning an Enrollment
Form. Requests for such forms should be directed to the Company, either by telephone or in writing.

     If you are not a shareholder of record, you may join the Plan by completing and returning an Enrollment Form together with an initial payment of not less than the amount specified in the Enrollment Form and not more than $60,000 per year, which will be used to purchase Common Stock for your account.

     Purchases of Common Stock for your account are made as soon as practicable after receipt of your investment, and in no event later than 35 days after receipt, provided that it is received by the Company at least five business days prior to an Investment Date. For months in which a dividend is paid, the dividend payment date is an Investment Date. Other Investment Dates shall be determined solely at the discretion of the Custodian, although it is expected that the Custodian will make purchases on behalf of Plan Participants at least five times during each month, usually around the 1st and 15th of the month. Purchases may be made over a period of several days in the case of open market purchases. All such purchases will be aggregated for the Investment Date.

<PAGE7>
     Enrollment Forms with initial investments must be received by the Company at least five business days prior to the Investment Date and are subject to review by the Company. Interest is not paid on any payments received, and they do not earn dividends prior to their investment. Therefore, it is to your benefit to mail the payments so that they are received shortly, but not less than five business days, before an Investment Date.

     All initial investments must be made by check for U.S. dollars, drawn on a U.S. bank and payable to "Western Resources", and are subject to collection by the Company for the full face value in U.S. funds. As soon as practicable after completion of your initial investment, the Company will mail to you a statement notifying you of the establishment of your account and setting forth the details of such investment. Receipt of such statement serves as notification of your enrollment in the Plan.

Employee Enrollment

     Any employee of the Company or any of its subsidiaries may join the Plan at any time either by completing the Employee Enrollment Form and returning it to Shareholder Services, or by enrolling in the same manner as any other eligible person described under Plan Enrollment. The $250 and $20 minimums for initial investments and Optional Cash Purchases, respectively, will not apply to payments made through payroll deductions.

     The Employee Enrollment Form allows participating employees to decide the dollar amount, if any, to be deducted from their paychecks for each pay period. Any deductions will be used to purchase full and fractional shares of the Company's Common Stock. The Employee Enrollment Form allows an employee to choose a reinvestment option for participation in the Plan.

     Payroll deduction authorizations will remain in effect until canceled by the employee. The employee must specify the amount to be withheld each month. The minimum deduction per pay period is $10. Payroll deductions will be invested at the next Investment Period provided it is received at least five business days before the Investment Date.

Dividend Reinvestment Options

     The Enrollment Form allows a Participant to choose a reinvestment option for participation in the Plan. If not specified otherwise, the account will be enrolled for full dividend reinvestment. By choosing the appropriate box, a Participant may select:

Full Dividend Reinvestment -- Reinvest all cash dividends on all certificated shares held by you and on all book-entry shares credited to your Plan account. Optional Cash Purchases may be made at any time.


<PAGE8>
Partial Dividend Reinvestment -- Receive cash dividends on a specified number of your shares of Common Stock and reinvest the cash dividends on the remainder of your shares. The shares specified to receive cash dividends may be made up of a combination of certificated and book-entry shares credited to your account. Participants may elect to have cash dividend payments not reinvested paid by check or through electronic direct deposit. Optional Cash Purchases may be made at any time.

Optional Cash Purchases Only -- Receive cash dividends on all shares credited to your account, certificated shares held by you and book-entry shares held by the Plan for you. Optional Cash
Purchases may be made at any time.


     If you participate in the Plan's dividend reinvestment option, reinvestment will commence with the first dividend payable after the dividend Record Date following your enrollment. Dividend Record Dates are publicly announced by the Company, and are generally the 2nd or 3rd day of March, June, September, and December.

     On each applicable Investment Date, the Company will promptly, after deducting withholding taxes, if any, commingle and pay over to the Custodian all cash dividends payable on shares held by the Custodian for all Participants who are reinvesting their dividends in the Plan. The Custodian will apply the dividends to the purchase of shares of Common Stock, which it will hold as Custodian. The Company will credit the proportionate number of shares (computed to four decimal places without rounding) purchased by the Custodian to each Participant's account.

Optional Cash Purchase

     Once you are enrolled in the Plan, you may purchase
additional shares using the Plan's Optional Cash Purchase
feature.  Purchases must be made in amounts of not less than $20, nor more than $60,000 per year, inclusive of your initial
investment.   The Company will not waive these restrictions.


     The Custodian will invest your payment on the next Investment Date, provided it is received at least five business days prior to that Investment Date. The Custodian will commingle your payment with those of other Participants and apply them to the purchase of additional shares of Common Stock, which it will hold as Custodian.


     As is the case with initial investments, the Company will not pay interest on any Optional Cash Purchase payments received and held for investment under the Plan and payments do not earn
dividends prior to their investment.   Therefore, it is to your
benefit to mail an Optional Cash Purchase so that it is received
<PAGE9>
by the Custodian shortly, but not less than five business days, before an Investment Date. To receive dividends, an Optional Cash Purchase must be received and invested on an Investment Date prior to the Record Date.

     All Optional Cash Purchases must be made by check for U.S.
dollars, drawn on a U.S. bank and payable to "Western Resources", and are subject to collection by the Company for the full face value in U.S. funds.

Refunds of Initial Investments and Optional Cash Purchases

     Upon written request, the Company will refund your initial investment or any Optional Cash Purchase payments, provided your request is received by the Company at least two business days prior to the Investment Date following receipt of your payment. However, no refund will be made until the funds have been actually received by the Company.

Returned Checks

     In the event that any check is returned unpaid for any reason, the Company will consider the request for investment of such funds null and void. The Company shall be entitled to remove from the Participant's account any shares purchased upon the prior credit of such funds. The Company shall thereupon be entitled to sell those shares to satisfy any uncollected amount. If the net proceeds of such sale are insufficient to satisfy the balance of such uncollected amount, the Company will, in addition to any other rights the Company may have, be entitled to sell such additional shares from the Participant's account as necessary to satisfy the uncollected balance.

Purchase of Shares

     The Custodian may purchase shares for the Plan from the Company, to the extent the Company makes such shares available, from any securities exchange where Common Stock is traded, in the over-the-counter market, or by negotiated transactions, and may make such purchases on such terms as to price, delivery and otherwise, as the Custodian may determine.

     The Custodian may commingle each Participant's funds with those of other Participants for the purpose of executing purchases. Neither the Company nor any affiliated purchasers will exercise any direct or indirect control or influence over the times when or prices at which the Custodian may purchase Common Stock for the Plan, or the amounts of shares to be purchased.

     The price that you will pay for any shares purchased will be either (a) the average cost of all shares purchased by the Custodian for the applicable Investment Date, which cost includes brokerage commissions of approximately $.05 per share, if purchased on the open market or by negotiated transaction, or (b)
<PAGE10>
the average of the high and low sales prices of the shares of Common Stock for the applicable Investment Date, as reported on the New York Stock Exchange Consolidated Tape, if the shares are purchased from the Company.


     Under the Plan, Participants do not have the ability to order the purchase of a specific number of shares, the purchase of shares at a specified price or a particular date of purchase, as could be done with respect to purchases through a broker.

     A statement will be mailed each quarter indicating, among other things, the amount invested, the average cost per share, and the number of shares purchased.

Automatic Electronic Investment

     Participants may make Optional Cash Purchases by means of Automatic Electronic Investments of not less than $20, nor more than the annual limit of $60,000 by monthly electronic funds transfers from a predesignated U.S. account. Automatic Electronic Investments may be made from accounts at any bank, savings association, credit union, and other financial institution that is a member of the National Automated Clearing House Association (NACHA).

     To initiate Automatic Electronic Investments, the Participant must complete and sign the Automatic Electronic Investment Authorization found on the Enrollment Form and return it to the Company together with a voided blank check or deposit slip for the account from which funds are to be drawn. Forms will be processed and will become effective as promptly as practicable. To be effective with respect to a particular Investment Date, however, the Automatic Electronic Investment authorization must be received by the Company at least three Business Days preceding the date for electronic transfer of funds.

     Once Automatic Electronic Investment is initiated, funds will be drawn from the Participant's designated account on the 10th day of each month (or, if the 10th day is not a business day, the first business day thereafter), and will be invested in Common Stock during the next Investment Period following the date of such draft.

     Participants may change the amounts of their future
Automatic Electronic Investments by completing and submitting to the Company a new Enrollment Form. Participants may terminate their Automatic Electronic Investments by notifying the Company in writing.


     Electronic direct deposit of cash dividends that Participants elect to receive also is available through the Plan.

<PAGE11>
Sale of Shares

     You can sell all or part of your shares held by the Custodian by furnishing the Company with written instructions, signed by all registered holders. You may sell only whole shares, not fractional shares, if the sale is for less than all of the shares in your account. The Company cannot, however, sell for you any certificated shares that you may be holding unless they are first deposited with the Custodian pursuant to Certificate Safekeeping.

     Sales for Plan Participants are made as soon as practicable after the Company receives written instructions from the Participant. Requests to sell Plan shares will be aggregated and processed at least once a week by the Custodian on the open market at prevailing market prices.

     When you sell your shares, the price per share that you will receive is the average of the proceeds from all shares sold by the Custodian, less your proportionate share of the brokerage commission of approximately $.07 per share, transfer taxes, if any, and withholding tax, if any.

     With respect to the sale of fractional shares if your entire plan account is terminated, the Company will pay cash to you in an amount determined in the same manner as provided with respect to the sale of full shares.

Stock Certificates

     All shares purchased on your behalf through the Plan will be held by the Custodian in book-entry form. You can, however, at any time and without charge, obtain a certificate for all or part of the full shares credited to your Plan account by making a request in writing to the Company.

Certificate Safekeeping

     The Plan's Certificate Safekeeping allows you to deposit
Common Stock certificates held by you with the Custodian for safekeeping. The advantages of Certificate Safekeeping are:


     * The risk associated with the loss of your stock certificates is eliminated. If your certificates are lost or stolen, you cannot sell or transfer them without first obtaining replacement certificates. This process could take several weeks and will result in cost and paperwork, both for you and for the Company.

     * Certificates deposited with the Custodian are treated in the same manner as shares purchased through the Plan, and may be conveniently sold or transferred through the Plan.

<PAGE12>
     To participate in Certificate Safekeeping, you must complete and return an Enrollment Form along with Common Stock certificates you wish to deposit. You can obtain an Enrollment Form by calling or writing the Company's Shareholder Services
Department at the address shown on page 4.   If you have lost any
of your certificates, they must be replaced before you can participate in Certificate Safekeeping.

Transfer of Shares Held in the Plan

     You may change the ownership of all or part of your Plan shares through a gift, a private sale or otherwise by mailing to the Company a properly executed Stock Assignment Form (which you can obtain from the Company or a financial institution), a signature guarantee, and a letter of instruction.

     Unless instructed otherwise, the Custodian will retain the shares, and enroll the transferee in 100% dividend reinvestment, provided they are eligible to participate. The new Participant will receive a statement showing the number of shares thus transferred and now held in his or her Plan account.

Changing Your Plan Options

     You can change the elections you have made under the Plan at any time by providing written notice to the Company. The Company will accept notice from only you or a person duly authorized by you in writing to act on your behalf. Changes in elections will be processed in the same manner and be effective as new enrollments.

     Plan Participants may cease the reinvestment of their dividends and elect to receive them, instead, by check or electronic direct deposit. You may continue to hold your shares in book-entry and receive a cash dividend. Such Participants may continue to buy shares with Optional Cash Payments or sell some, or all, of their shares, as desired.

     Your enrollment in the Plan may be automatically terminated if you no longer hold any shares of record and your Plan shares total less than one full share of Common Stock. Upon automatic termination, you will receive a check for the proceeds from the sale of the fractional share, less brokerage commission, transfer taxes, if any, and withholding tax, if any.

     With respect to the sale of fractional shares, the Company will pay cash to you in an amount determined in the same manner as provided with respect to the sale of full shares.

     Stock certificates and/or checks will be forwarded to only you or your legal representative made out the same as your account registration.

Tax Consequences of Participation in the Plan


<PAGE13>
     The amount of cash dividends paid by the Company is considered taxable income, even though reinvested under the Plan. The information return sent to you and the IRS at year-end will show as dividend income the full amount of dividends reinvested under the Plan, as well as cash dividends paid directly to you, if any. For U.S. Federal income tax purposes, the cost basis of shares of Common Stock acquired through the Plan on any given Investment Date will be determined by dividing the total of the dividends reinvested net of taxes withheld, if any, and your Optional Cash Purchase, if any, by the number of shares of Common Stock, including fractional shares, if any, acquired on your behalf by the Custodian on that Investment Date. THESE STATEMENTS ARE YOUR CONTINUING RECORD OF THE COST OF YOUR PURCHASES AND SHOULD BE RETAINED FOR TAX PURPOSES.
     In the case of shareholders whose dividends are subject to U.S. Federal income tax withholding, or backup withholding, the Custodian will reinvest dividends less the amount of tax required to be withheld.

     The sale of shares through the Plan will be reported to the IRS and you on Form 1099-B.

     You should consult with your tax advisor for advice applicable to your particular situation.

Stock Splits, Stock Dividends and Rights Offerings

     Any dividends in the form of shares of stock and any shares resulting from a stock split on shares held of record by the Custodian will be added proportionately to your account. In the event that the Company makes available to its holders of Common Stock rights to subscribe to additional shares, debentures or other securities, the Custodian will sell the rights received on shares held of record by it as Custodian and will invest the proceeds from the sale in additional shares of Common Stock which will be credited proportionately to your account. Participants wishing to be in a position to exercise such rights may withdraw shares credited to their Plan account as described under "Stock Certificates".

Voting Rights

     A proxy card will be mailed to you representing the shares of Common Stock held in your Plan account combined with any other shares of Common Stock that you may own of record. Shares credited to your account under the Plan on the record date for a vote of shareholders will be voted in accordance with your instructions.

Limitations on Liability

     Neither the Company nor the Custodian or their agents, employees, officers and directors shall be liable for any act done in good faith or for any omission to act, including, without limitation, any claims of liability (a) with respect to the

<PAGE14>
prices at which shares are purchased or sold for your account and the times when such purchases or sales are made (provided, however, that nothing herein shall be deemed to constitute a waiver of any rights that you might have under the Securities Act of 1933 or other applicable federal securities laws), or (b) for any fluctuation in the market value before or after purchase or sale of shares, or (c) any claim of liability arising out of failure to terminate a Participant's account upon the Participant's death prior to receipt of written evidence of such death.

Changes to the Plan

     The Company reserves the right to amend, modify, suspend or terminate the Plan at any time. No such modification may, however, make it possible for any assets held in the Plan accounts to be used for any purpose other than the exclusive benefit of the participants.


                            THE COMPANY

     The Company is a combination electric and natural gas public utility engaged in the generation, transmission, distribution, and sale of electric energy in Kansas and the purchase, transmission, distribution, transportation and sale of natural gas in Kansas and Oklahoma. The Company's principal executive offices are located at 818 Kansas Avenue, Topeka, Kansas 66612, telephone number (913) 575-6300.

                         USE OF PROCEEDS

     Since the requirements of Plan Participants may be satisfied by either the issuance of new shares of Common Stock by the Company, or purchases of shares of Common Stock by the Custodian in the open market, the number of shares of Common Stock, if any, that the Company ultimately will sell under the Plan, or the prices at which shares will be sold is not known. If shares are purchased by the Custodian in the open market the Company will not receive any proceeds. If purchases of Common Stock are made directly from the Company, the Company intends to use the net proceeds for working capital, for retirement of debt and for other general corporate purposes.


                  DOCUMENTS INCORPORATED BY REFERENCE

     The documents listed below, filed by the Company with the Securities and Exchange Commission (File No. 1-3523) pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934, contain the most recently published corporate and financial data regarding the Company and are incorporated by reference in this
Prospectus:

     1. Annual Report for the fiscal year ended December 31,
<PAGE15>
1994, filed on Form 10-K.

     2. Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1995, and June 30, 1995.

     3. The description of the Company's Common Stock contained in item 7 of the Company's Form 10-Q, filed for the quarter ended
March 31, 1979.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. The Company expressly excludes from such incorporation the Report of the Compensation Committee and the Performance Graph contained in any proxy statement filed by the Company pursuant to Section 14 of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant hereto. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                             EXPERTS

     The financial statements and schedules included in or incorporated by reference in the Company's 1994 Annual Report on Form 10-K have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their reports. In those reports, that firm states that with respect to Kansas Gas and Electric Company (a wholly owned subsidiary of Western Resources), its opinion is based on the report of other public accountants, namely Deloitte & Touche LLP, as of and for the year ended December 31, 1992. The financial statements and supporting schedules referred to above have been incorporated herein in reliance upon the authority of Arthur Andersen LLP as experts in giving said reports.

     The financial statements and related financial statement schedules incorporated in this Prospectus by reference from Kansas Gas and Electric Company's (a wholly owned subsidiary of Western Resources) Annual Report on Form 10-K for the year ended December 31, 1992 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

<PAGE16>
                       LEGAL OPINIONS

     The statements as to matters of law and legal conclusions set forth in this Prospectus and in the documents incorporated by reference herein have been reviewed by John K. Rosenberg, Esq. Executive Vice President and General Counsel of the Company, and are set forth or incorporated by reference herein in reliance upon the opinion of Mr. Rosenberg. At August 31, 1995, Mr. Rosenberg owned directly and/or beneficially 2,631 shares of Common Stock and had been granted pursuant to and subject to the terms of the Company's Long-Term Incentive Program 1,466 performance shares.

<PAGE17>
                      NO OTHER REPRESENTATIONS

No person is authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this Prospectus or an offer to sell or a solicitation of an offer to buy such securities in any jurisdiction or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof.


Table of Contents

Available Information. . . . . . . . . . . . . . . . . . . . .  2
Dividend Reinvestment and Stock Purchase Plan. . . . . . . . .  3
Summary of Features. . . . . . . . . . . . . . . . . . . . . .  3
Terms and Conditions . . . . . . . . . . . . . . . . . . . . .  3
Plan Administration. . . . . . . . . . . . . . . . . . . . . .  3
Plan Enrollment. . . . . . . . . . . . . . . . . . . . . . . .  4
Employee Enrollment. . . . . . . . . . . . . . . . . . . . . .  5
Dividend Reinvestment Options. . . . . . . . . . . . . . . . .  5
Optional Cash Purchase . . . . . . . . . . . . . . . . . . . .  6
Refunds of Initial Investments and Optional Cash Purchases . .  7
Returned Checks. . . . . . . . . . . . . . . . . . . . . . . .  7
Purchase of Shares . . . . . . . . . . . . . . . . . . . . . .  7
Automatic Electronic Investment. . . . . . . . . . . . . . . .  8
Sale of Shares . . . . . . . . . . . . . . . . . . . . . . . .  8
Stock Certificates . . . . . . . . . . . . . . . . . . . . . .  9
Certificate Safekeeping. . . . . . . . . . . . . . . . . . . .  9
Transfer of Shares Held in the Plan. . . . . . . . . . . . . . 10
Changing Your Plan Options . . . . . . . . . . . . . . . . . . 10
Tax Consequences of Participation in the Plan. . . . . . . . . 10
Stock Splits, Stock Dividends and Rights Offerings . . . . . . 11

<PAGE18>
Voting Rights. . . . . . . . . . . . . . . . . . . . . . . . . 11
Limitations on Liability . . . . . . . . . . . . . . . . . . . 11
Changes to the Plan. . . . . . . . . . . . . . . . . . . . . . 12
The Company. . . . . . . . . . . . . . . . . . . . . . . . . . 12
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . 12
Documents Incorporated by Reference. . . . . . . . . . . . . . 12
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Legal Opinions . . . . . . . . . . . . . . . . . . . . . . . . 13

<PAGE19>

                          PART II

           INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

  An estimate of expenses, other than underwriting discount, follows:

Securities and Exchange Commission registration fee . . . $26,078
Fees of New York Stock Exchange for listing . . . . . . .   8,750
Printing (Brochure, Prospectus, etc.) . . . . . . . . . .  30,000
Postage . . . . . . . . . . . . . . . . . . . . . . . . . 208,000
Legal fees and expenses . . . . . . . . . . . . . . . . .  10,000
Blue sky expenses . . . . . . . . . . . . . . . . . . . .  10,000
Miscellaneous expenses. . . . . . . . . . . . . . . . . . $15,222

                   Total . . . . .  . . . . . . . . . .  $308,050
____________________

* All expenses, except the Securities and Exchange Commission registration fee, are estimated for the life of the Plan.

Item 15.  Indemnification of Directors and Officers.

     Article XVIII of the Registrant's Restated Articles of Incorporation, as amended, provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (I) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of the Kansas General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision is specifically authorized by
Section 17-6002(b)(8) of the Kansas General Corporation Law.

     Section 17-6305 of the Kansas General Corporation Law (the "Indemnification Statute") provides for indemnification by a corporation of its corporate officers, directors, employees and agents. The Indemnification Statute provides that a corporation may indemnify such persons who have been, are, or may become a

<PAGE20>
party to an action, suit or proceeding due to his or her status as a director, officer, employee or agent of the corporation. Further, the Indemnification Statute grants authority to a corporation to implement its own broader indemnification policy.
Article XVIII of the Company's Restated Articles of Incorporation, as amended, requires the Company to indemnify its directors and officers to the fullest extent provided by Kansas law. Further, as is provided for in Article XVIII the Company has entered into indemnification agreements with its directors, which provide indemnification broader than that available under
Article XVIII and the Indemnification Statute.

Item 16.  Exhibits.

     The Exhibits to this Registration Statement are listed in the Exhibit Index on Page E-1 of this Registration Statement, which Index is incorporated herein by reference.

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;
       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(I) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

<PAGE21>
     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

<PAGE22>                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Western Resources, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Topeka, State of Kansas on the 5th day of September, 1995.

                                   WESTERN RESOURCES, INC.
                                        (Registrant)


                                   By: John E. Hayes, Jr.
                                       John E. Hayes, Jr.
                                       Chairman of the Board,
                                       President, and Chief
                                       Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


<PAGE23>
     Signature               Title                  Date

John E. Hayes, Jr.
John E. Hayes, Jr.        Chairman of the       September 5, 1995
                          Board, President
                          and Chief Executive
                          Officer (Principal
                          Executive Officer)

Steven L. Kitchen
Steven L. Kitchen         Executive Vice        September 5, 1995
                          President and
                          Chief Financial Officer
                          (Principal Financial
                          and Accounting Officer)

FRANK J. BECKER
Frank J. Becker           Director              September 5, 1995
GENE A. BUDIG
Gene A. Budig             Director              September 5, 1995
C. Q. CHANDLER
C. Q. Chandler            Director              September 5, 1995
THOMAS R. CLEVENGER
Thomas R. Clevenger       Director              September 5, 1995
JOHN C. DICUS
John C. Dicus             Director              September 5, 1995
DAVID H. HUGHES
David H. Hughes           Director              September 5, 1995
RUSSELL W. MEYER, JR.
Russell W. Meyer, Jr.     Director              September 5, 1995
JOHN H. ROBINSON
John H. Robinson          Director              September 5, 1995
LOUIS W. SMITH
Louis W. Smith            Director              September 5, 1995
SUSAN M. STANTON
Susan M. Stanton          Director              September 5, 1995
KENNETH J. WAGNON
Kenneth J. Wagnon         Director              September 5, 1995

<PAGE24>


                            INDEX TO EXHIBITS



Exhibit
Number      Exhibit


 3(a) Restated Articles of Incorporation of Western Resources, Inc. as amended through May 25, 1988 (filed as Exhibit 4 to Registration Statement, SEC File No. 33-23022, incorporated by reference).

 3(b)       Certificate of Correction to Restated Articles of
            Incorporation (filed as Exhibit 3(b) to December 1991
            Form 10-K, incorporated by reference).

 3(c) Amendment to the Restated Articles of Incorporation, as amended May 5, 1992 (filed as Exhibit 3(c) to
            December 31, 1994 10-K, incorporated by reference).

 3(d) Amendments to the Restated Articles of Incorporation of Company, as amended May 26, 1994 (filed as Exhibit
            3 to the June 1994 Form 10-Q, incorporated by reference).

 3(e)       Bylaws of Western Resources, as amended by July 15,
            1987 (filed as Exhibit 3(d) to December 17, 1987 Form
            10-K, incorporated by reference).

 3(f)       Certificate of Designation of Preference Stock, 8.50%
            Series, without par value. (filed as Exhibit 3(d) to the December 1993 Form 10-K, incorporated by reference).

 3(g)       Certificate of Designation of Preference Stock, 7.58%
            Series, without par value. (filed as Exhibit(e) to the December 1993 Form 10-K, incorporated by reference).

 5 Opinion of John K. Rosenberg, Esq. (filed electronically).

23(a)       Consent of John K. Rosenberg, Esq. (contained in
            Exhibit 5).

23(b)       Consent of Arthur Andersen LLP (filed
            electronically).

23(c)       Consent of Deloitte & Touche LLP (filed
            electronically).

                                 E-1